                                                                  EXHIBIT (99.1)



                             JOINT FILING AGREEMENT



     In accordance with Rule 13d-1(f) promulgated under the Securities Exchange Act of 1934, the undersigned agree to the joint filing of a Statement on
Schedule 13G (including any and all amendments thereto) with respect to the shares of common stock, $3.00 par value of El Paso Natural Gas Company, and further agree to the filing of this agreement as an Exhibit thereto. In addition, each party to this Agreement expressly authorizes each other party to this Agreement to file on its behalf any and all amendments to such Statement on
Schedule 13G.



Date:  February 14, 1997


                                           THE GOLDMAN SACHS GROUP, L.P.
                                           By: The Goldman Sachs Corporation,
                                               its general partner


                                           By: /s/ William J.Buckley
                                              -------------------------------
                                           Name:   William J. Buckley
                                           Title:  Executive Vice President



                                           GOLDMAN, SACHS & CO.


                                           By: /s/ William J. Buckley
                                              --------------------------------
                                           Name:   William J. Buckley
                                           Title:  Managing Director


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